Joint Filer Information
Name:
Rule Family Trust u/d/t 12/17/98

Address:
c/o Global Resource Investments Ltd.
7770 El Camino Real
Carlsbad, CA 92009

Designated Filer:
Arthur Richards Rule

Issuer and Ticker Symbol:
Vista Gold Corp. (VGZ)

Date of Event Requiring Statement:
10/25/04

Signature:
Rule Family Trust u/d/t 12/17/98
By: /s/ Gretchen Carter
Gretchen Carter, Attorney-in-Fact for
Arthur Richards Rule, Trustee

Additional Explanation of Responses:

Rule Family Trust is a revocable trust established by the Reporting Person.